Ownership No. _________

FORM OF REAL ESTATE SALES CONTRACT
[Greenwood Tract; Kedron Tract; White Mountain Tree Farm]

Date: July 2, 2003	Compartment No. __________

        [Greenwood Tract Only] PLUM CREEK TIMBERLANDS, L.P., a Delaware limited partnership, PLUM CREEK LAND COMPANY, a Delaware corporation, and PLUM CREEK MARKETING, INC., a Delaware corporation, hereinafter collectively referred to as “Buyer”, hereby agrees to purchase from GREAT EASTERN TIMBER COMPANY LLC, a Delaware limited liability company, hereinafter referred to as “Seller”, and Seller hereby agrees to sell and convey to Buyer that certain real estate described in Exhibit A attached hereto and made a part hereof, and Seller’s right, title and interest in and to the timber deed described on Exhibit B attached hereto and made a part hereof (the “Timber Deed”), and the building described on Exhibit C attached hereto and made a part hereof hereinafter collectively referred to as the “Property”, upon the following terms and conditions:

        [Kedron Tract Only] PLUM CREEK TIMBERLANDS, L.P., a Delaware limited partnership, PLUM CREEK LAND COMPANY, a Delaware corporation, and PLUM CREEK MARKETING, INC., a Delaware corporation, hereinafter collectively referred to as “Buyer”, hereby agrees to purchase from GREAT EASTERN TIMBER COMPANY LLC, a Delaware limited liability company, hereinafter referred to as “Seller”, and Seller hereby agrees to sell and convey to Buyer that certain real estate described in Exhibit A attached hereto and made a part hereof hereinafter referred to as the “Property”, upon the following terms and conditions:

        [White Mountain Tree Farm Only] PLUM CREEK MAINE TIMBERLANDS, LLC, a Delaware limited liability company, PLUM CREEK LAND COMPANY, a Delaware corporation, and PLUM CREEK MAINE MARKETING, INC., a Delaware corporation, hereinafter collectively referred to as “Buyer”, hereby agrees to purchase from GREAT EASTERN TIMBER COMPANY LLC, a Delaware limited liability company, hereinafter referred to as “Seller”, and Seller hereby agrees to sell and convey to Buyer that certain real estate described in Exhibit A attached hereto and made a part hereof hereinafter referred to as the “Property”, upon the following terms and conditions:

1. Purchase Price:

    (a)        Buyer hereby agrees to pay for said Property the amount of [One Hundred Sixty-Two Million Dollars ($162,000,000.00) for all tracts] (“Purchase Price”). [Two Million and Twenty Thousand Dollars (collectively, $2,020,000.00) for all tracts] (“Initial Deposit”) has been delivered by check payable by Buyer to Seller, and Seller will further transfer the Initial Deposit to Escrow Agent promptly following the execution of this Contract. Buyer will also cause the Additional Deposit, if applicable, to be paid as set forth in Section 3(e) below (the Initial Deposit and the Additional Deposit, if any, being referred to herein as “Deposit”) and the balance of the Purchase Price shall be paid by Buyer to Seller at the “Closing” described in Paragraph 4 below; said Purchase Price to be paid to Seller in cash, by official bank cashier’s check, or by wiring immediately available Federal Funds to the Escrow Agent as described below.

    (b)        Purchase Price Adjustment for Permitted Thinning Volume [Greenwood and Kedron Tracts Only]. The parties acknowledge and agree that the Purchase Price takes into consideration the amount of timber contemplated to be harvested from the Property by Seller by reason of thinning operations from the date of the inventory provided to Buyer by Seller (January 1, 2003) (the “January Inventory”) through June 30, 2003 (such amount contemplated to be harvested during such six-month period by reason of thinning operations pursuant to the January Inventory being referred to herein as the “Permitted Thinning Volume”). The Buyer and Seller acknowledge that due to weather, the Seller will not have harvested the Permitted Thinning Volume by June 30, 2003 and that Seller shall be permitted to continue thinning harvesting activity pursuant to the cutting contracts as specifically described on Exhibit D hereto until the Closing Date hereunder in an amount up to the Permitted Thinning Volume. Seller shall, within five (5) business days following Closing, provide to Buyer and its accountants with reasonable access to the relevant portions of Seller’s books, records, accounting and other documents reasonably necessary to confirm the actual amount of timber harvested by reason of thinning operations by species and product mix from the period commencing January 1, 2003 through Closing. In the event that, based upon Buyer’s review of such books, records and documents, Buyer reasonably determines that the actual amount of timber harvested by reason of thinning operations by species and product mix from January 1, 2003 through Closing exceeded the Permitted Thinning Volume by more than ten percent (10%) of the stumpage value of the Permitted Thinning Volume (such stumpage value to be based on published data contained in Timber Mart South for Quarter 1, 2003, [Arkansas Region 1 (Kedron Tract); South Carolina Region 2 (Greenwood Tract)]), Buyer shall submit a harvesting report (the “Harvesting Report”) to Seller setting forth the basis for this determination. Buyer must submit such Harvesting Report not later than fifteen (15) business days after Buyer’s receipt of the harvesting data from Seller. In the event Buyer fails to provide such Harvesting Report to Seller within such fifteen day period, Buyer shall be deemed to have accepted the amount of timber harvested by reason of thinning operations without any post closing adjustment to the Purchase Price. Seller shall have 10 days from Seller’s receipt of the Harvesting Report to review such report and to deliver a notice of any reasonable dispute regarding the determination made by Buyer (“Harvesting Dispute Notice”). In the event that Seller does not deliver a Harvesting Dispute Notice within such ten day period, the Harvesting Report shall be deemed accepted by Seller. The Purchase Price shall be adjusted post Closing by an amount equal to the stumpage value of such excess harvested timber by reason of thinning operations as reflected on the applicable Harvesting Report and applicable Harvesting Dispute Notice accepted (or deemed accepted by Buyer and Seller) (based on the value of the species and product mix as reflected in Timber Mart South, Quarter 1, 2003, [Arkansas Region 1 (Kedron Tract); South Carolina Region 2 (Greenwood Tract)]). In the event Seller and Buyer are unable to agree upon the Harvesting Report and Harvesting Dispute Notice to determine the stumpage value for such excess harvested timber by reason of thinning operations, the provisions of Paragraph 13(c) shall apply. The Seller shall pay to the Buyer the applicable amount determined for adjustment of the Purchase Price within thirty days of the date of Closing, subject to extension, if applicable, to resolve any dispute in accordance with Section 13(c) hereof; provided, however, that notwithstanding anything to the contrary set forth herein, the adjustment to the Purchase Price made pursuant to this Section 1(b) is to be made as a post Closing obligation of Seller to Buyer, and shall not delay the payment of the Purchase Price by Buyer to Seller at Closing. The obligation to adjust the Purchase Price under this paragraph shall survive Closing. The Cutting Contracts described on Exhibit D which remain in effect and survive closing shall be assigned to and assumed by Buyer at Closing pursuant to an Assignment and Assumption Agreement in a form reasonably acceptable to Seller and Buyer, subject to pro-ration of the amounts payable thereunder as of the Closing Date, and further subject to the adjustment in Purchase Price as described in this paragraph (it being understood that certain of such Cutting Contracts listed on Exhibit D will be completed and terminated prior to Closing and certain of such Cutting Contracts will continue following Closing).

    (c)        Purchase Price Adjustment for Clear Cut Contracts [Greenwood and Kedron Tracts Only]. The parties acknowledge that the Purchase Price takes into consideration that the Seller (x) has entered into clear cut contracts for all of the timber on the parcels described on Exhibit G hereto (the “Existing Clear Cut Contracts”) and (y) will, prior to Closing, enter into clear cut contracts for the parcels described on Exhibit H hereto (the “Additional Clear Cut Contracts”; the Existing Clear Cut Contracts and the Additional Clear Cut Contracts are hereinafter collectively referred to as the “Clear Cut Contracts”). The Seller has been and/or will be paid in full for the entire amount of such Clear Cut Contracts prior to Closing, and the Seller shall be entitled to retain such proceeds of the Clear Cut Contracts without any adjustment to the Purchase Price except as set forth below in this paragraph. The Seller will deliver the Existing Clear Cut Contracts to Buyer within ten (10) days after execution of this Contract. The Seller will deliver the Additional Clear Cut Contracts to Buyer within 10 business days of the execution thereof and such Additional Clear Cut Contracts must be substantially in the same form as the Existing Clear Cut Contracts and shall only cover the parcels described on Exhibit H. The Seller will, upon delivery of the last Additional Clear Cut Contract to Buyer, notify Buyer in writing (“Final Clear Cut Notice”) that all of the Clear Cut Contracts (including any Additional Clear Cut Contracts) have been delivered to Buyer (it being the intent that there will be no further Clear Cut Contracts executed after the date of such notice), and Buyer shall have 15 business days after the date of the Final Clear Cut Notice (the “Clear Cut Review Period”) to compare the actual parcels covered by the Clear Cut Contracts with the data contained in the January Inventory to determine if the acreage covered by the Clear Cut Contracts matches with the data provided in the January Inventory. Seller shall, during the Clear Cut Review Period, provide to Buyer and its accountants with reasonable access to the relevant portions of Seller’s books, records, accounting and other documents reasonably necessary to confirm the actual amount of acreage covered by such Clear Cut Contracts. In the event that, based upon such January Inventory, books, records and documents, either Buyer or Seller reasonably determines during the Clear Cut Review Period that the actual amount of acreage covered by such Clear Cut Contracts varies from the data contained in the January Inventory by more that 5% of the total acres subject to Clear Cutting as set forth on Exhibits G and H, then either Buyer or Seller may submit a clear cut reconciliation report (the “Clear Cut Report”) to the other setting forth the basis for this determination on or before the end of the Clear Cut Review Period. The party receiving the Clear Cut Report shall have 5 business days to review such report and to deliver to the other party a notice of any reasonable dispute regarding the determination made in the Clear Cut Report (“Clear Cut Dispute Notice”). In the event that the applicable party does not deliver a Clear Cut Dispute Notice within such 5 business day period, the Clear Cut Report shall be deemed accepted by such party. The Purchase Price shall be adjusted at Closing either up or down by an amount equal to the variance in the number of acres times the average price per acre defined in any Clear Cut Contract which is the subject of such variance. In the event Seller and Buyer are unable to agree upon the Clear Cut Report and Clear Cut Dispute Notice to determine the adjustment in the Purchase Price for such Clear Cut acreage variance, as aforesaid, then the provisions of Paragraph 13(c) shall apply. To the extent that harvesting activities have not been completed on any Clear Cut Contract at Closing any such Clear Cut Contract will be assigned by Seller and assumed by Buyer at Closing pursuant to an Assignment and Assumption Agreement in a form reasonably acceptable to Seller and Buyer.

2. Closing Costs [Greenwood and Kedron Tracts Only]:

        Seller shall pay the cost of preparation of deeds, documentary stamps, deed transfer tax, and fees and expenses of its own local attorney. Notwithstanding anything contained herein to the contrary, other than real estate taxes due and payable for the calendar year, which shall be prorated to the date of Closing, Buyer shall pay all other closing costs including, without limitation, other taxes (including, but not limited to, rollback taxes, recoupment fees and taxes occasioned by a change in use of the Property), recording fees, title costs, the costs of the Escrow Agent, if any, and all fees and expenses of Buyer’s attorneys.

2. Closing Costs [White Mountain Tree Farm Only]:

        Seller shall pay the cost of preparation of deeds, its statutory share of documentary stamps and deed transfer tax (which will be one-half of such transfer tax with Buyer obligated to pay the remaining one-half of such transfer tax), and fees and expenses of its own local attorney. Notwithstanding anything contained herein to the contrary, other than real estate taxes due and payable for the calendar year, which shall be prorated to the date of Closing, Buyer shall pay all other closing costs including, without limitation, other taxes (including, but not limited to, rollback taxes, recoupment fees and taxes occasioned by a change in use of the Property), recording fees, documentary stamps and deed transfer tax, title costs, including tax searches, if any, the costs of the Escrow Agent, if any, and all fees and expenses of Buyer’s attorneys.

3.     Conveyance; Title Matters; Contingencies [GreenwoodTract Only]:

    (a)        Seller agrees to convey the Property at the Closing by a “Special Warranty Deed”, which warrants title only in connection with lawful claims arising because of Seller’s acts. Such conveyance shall be subject to the following matters: (i) encumbrances of record (but not including any mortgages or deeds of trust), (ii) current and subsequent taxes, (iii) recorded easements, restrictions, reservations, rights-of-way, roadways, mineral rights or reservations previously reserved by Seller’s predecessors in interest, oil, gas or other mineral leases, and other recorded leases, and (iv) all other matters which an accurate survey would show applicable to or affecting the Property; provided, however, that Buyer may raise such matters as objections to title within the time period provided in paragraph 3(b) below. Real Estate taxes and any lease rentals shall be prorated to the date of Closing, with the Buyer responsible for any taxes accruing or due and payable after the Closing contemplated herein.

    (b)        Buyer may make such title search as it deems necessary and adequate to determine the condition of the title to the Property. Such title examination shall be at Buyer’s expense. Seller, within ten (10) days after its execution of this contract, shall provide Buyer with a deed description, title information which it has on hand, survey plats and other information which would be helpful to the title examiner, provided that Seller shall furnish such requested material and information only to the extent available to and then in the possession of Seller and further provided that Seller shall have no responsibility or liability in connection therewith, it being understood that Buyer is relying solely upon the title search ordered by it and the final title evidence issued as a result of said title search. The results of Buyer’s title search shall be in the form of an abstract of title, attorney’s title opinion, or title binder for an owner’s title insurance policy, at the sole discretion of Buyer. The results of the title examination shall be furnished to Seller within three (3) business days after receipt by Buyer. Buyer shall have until August 1, 2003 to make any title objections to Seller. Seller shall have sixty (60) days from receipt of any such title objections to cure same or provide affirmative title coverage insuring against loss or damage arising from the same, or Seller may elect not to cure same and return the Deposit within fifteen (15) days of receipt of objections; and this Contract shall thereupon terminate. The Closing Date shall be extended for any applicable cure periods under this paragraph. Buyer shall be deemed to have accepted any title objection for which Buyer fails to object to within the time period set forth herein except for matters thereafter placed upon the title. In the event Seller elects to cure the same or provide affirmative coverage and is unable to do so prior to closing, either party may terminate this Contract, the Deposit shall be returned to Buyer, and thereafter the parties shall be relieved of all obligations and liability hereunder; provided, however, that the Seller, as part of Seller’s cure hereunder, may delete a parcel which is the subject of a title objection from the purchase under this Contract with the Purchase Price being reduced by an amount equal to the product of the average price per acre (which is $1,521.00 per acre) multiplied by the number of acres of the parcel deleted as a result of Buyer’s title objection and if the affected area of the parcel is not large enough to constitute a marketable parcel, Seller shall be entitled to enlarge the area to constitute a “marketable parcel” as reasonably determined by Seller and Buyer subject to compliance with any applicable subdivision laws (with Seller being entitled to subdivide the property to comply with such subdivision laws). In addition, Seller shall be entitled to reserve easements for access and utilities to such affected parcel. The deletion of the affected parcel and adjustment of the Purchase Price shall constitute a cure by Seller of Buyer’s title objection as to such parcel.

    (c)        Within ten (10) days after its execution of this Contract, Seller shall provide to Buyer a schedule and copies of any and all lease agreements, permits, timber cutting contracts or other unrecorded documents which affect or encumber the Property that will remain in effect as of and after Closing (the “Unrecorded Agreements”). At Closing, Seller shall assign and Buyer shall assume Seller’s right, title, interest, and obligations with respect to the Unrecorded Agreements pursuant to an Assignment and Assumption Agreement in a form reasonably acceptable to Seller and Buyer.

    (d)        Seller and Buyer acknowledge that the transaction contemplated by this Contract may be subject to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and it will be a condition to the Closing hereunder that the parties obtain such approvals as may be required under the HSR Act. The parties agree to cooperate in good faith in exchanging relevant information and filing in a timely manner any documents required under the HSR Act, and each party will bear its own costs, fees and expenses in making such filing, provided that any filing fees payable in connection with such filings shall be shared equally by Buyer and Seller. If any approval required under the HSR Act has not been received on or before six months from the date hereof, then this Contract shall automatically terminate, whereupon no party hereto will have any further rights or obligations hereunder, except as may otherwise be expressly provided herein. The Closing Date shall be extended to the extent necessary to obtain any required approvals under the HSR Act subject to the outside time limit as aforesaid and timely performance by each party under this paragraph.

    (e)        The obligations of Buyer to consummate the transaction contemplated by this Contract shall be subject to the approval of the execution and delivery of this Contract and authorization of Buyer’s performance of its obligations hereunder by the Board of Directors of Plum Creek Timber Company, Inc. (the “Company”). Such Board of Directors may approve or reject this Contract at any time through July 29, 2003. Unless the Buyer has previously terminated this Contract on or before July 29, 2003 pursuant to any express termination rights set forth in this Contract, then the contingency set forth in this Section 3(e) shall expire as of July 29, 2003. Buyer shall notify Seller in writing within one (1) business day if the Board of the Company either accepts or rejects approval of this Contract (the “Accept or Reject Notice”). The Accept or Reject Notice must be given not later than July 30, 2003 (the “Board Approval Contingency Expiration”). If the Board of the Company rejects approval of this Contract, this Contract shall be deemed terminated, and the Seller shall be entitled to retain one-half (1/2) of the Initial Deposit as its sole remedy and Buyer shall be entitled to a refund of the other one-half of the Initial Deposit. If the Board of the Company accepts this Contract, such notification shall be in the form of a resolution of the Board certified by the Secretary or the Assistant Secretary of the Company. Such notice may be given by facsimile as provided in Paragraph 19 hereof; provided that Buyer shall also provide an original notice to Seller by next day air delivery. If the Board of the Company accepts this Contract, the Buyer shall deliver an additional deposit (“Additional Deposit”) of One Million Forty Thousand and No/100 Dollars ($1,040,000.00) to the Escrow Agent within one business day after the Board Approval Contingency Expiration. If Buyer fails to provide the Accept or Reject Notice by the Board Approval Contingency Expiration, Buyer shall be deemed to have accepted this Contract.

3. Conveyance; Title Matters; Contingencies [Kedron Tract Only]:

    (a)        Seller agrees to convey the Property at the Closing by a “Special Warranty Deed”, which warrants title only in connection with lawful claims arising because of Seller’s acts. Such conveyance shall be subject to the following matters: (i) encumbrances of record (but not including any mortgages or deeds of trust), (ii) current and subsequent taxes, (iii) recorded easements, restrictions, reservations, rights-of-way, roadways, mineral rights or reservations previously reserved by Seller’s predecessors in interest, oil, gas or other mineral leases, and other recorded leases, and (iv) all other matters which an accurate survey would show applicable to or affecting the Property; provided, however, that Buyer may raise such matters as objections to title within the time period provided in paragraph 3(b) below. Real Estate taxes and any lease rentals shall be prorated to the date of Closing, with the Buyer responsible for any taxes accruing or due and payable after the Closing contemplated herein.

    (b)        Buyer may make such title search as it deems necessary and adequate to determine the condition of the title to the Property. Such title examination shall be at Buyer’s expense. Seller, within ten (10) days after its execution of this contract, shall provide Buyer with a deed description, title information which it has on hand, survey plats and other information which would be helpful to the title examiner, provided that Seller shall furnish such requested material and information only to the extent available to and then in the possession of Seller and further provided that Seller shall have no responsibility or liability in connection therewith, it being understood that Buyer is relying solely upon the title search ordered by it and the final title evidence issued as a result of said title search. The results of Buyer’s title search shall be in the form of an abstract of title, attorney’s title opinion, or title binder for an owner’s title insurance policy, at the sole discretion of Buyer. The results of the title examination shall be furnished to Seller within three (3) business days after receipt by Buyer. Buyer shall have until August 1, 2003 to make any title objections to Seller. Seller shall have sixty (60) days from receipt of any such title objections to cure same or provide affirmative title coverage insuring against loss or damage arising from the same, or Seller may elect not to cure same and return the Deposit within fifteen (15) days of receipt of objections; and this Contract shall thereupon terminate. The Closing Date shall be extended for any applicable cure periods under this paragraph. Buyer shall be deemed to have accepted any title objection for which Buyer fails to object to within the time period set forth herein except for matters thereafter placed upon the title. In the event Seller elects to cure the same or provide affirmative coverage and is unable to do so prior to closing, either party may terminate this Contract, the Deposit shall be returned to Buyer, and thereafter the parties shall be relieved of all obligations and liability hereunder; provided, however, that the Seller, as part of Seller’s cure hereunder, may delete a parcel which is the subject of a title objection from the purchase under this Contract with the Purchase Price being reduced by an amount equal to the product of the average price per acre (which is $1,254.00 per acre) multiplied by the number of acres of the parcel deleted as a result of Buyer’s title objection and if the affected area of the parcel is not large enough to constitute a marketable parcel, Seller shall be entitled to enlarge the area to constitute a “marketable parcel” as reasonably determined by Seller and Buyer subject to compliance with any applicable subdivision laws (with Seller being entitled to subdivide the property to comply with such subdivision laws). In addition, Seller shall be entitled to reserve easements for access and utilities to such affected parcel. The deletion of the affected parcel and adjustment of the Purchase Price shall constitute a cure by Seller of Buyer’s title objection as to such parcel.

    (c)        Within ten (10) days after its execution of this Contract, Seller shall provide to Buyer a schedule and copies of any and all lease agreements, permits, timber cutting contracts or other unrecorded documents which affect or encumber the Property that will remain in effect as of and after Closing (the “Unrecorded Agreements”). At Closing, Seller shall assign and Buyer shall assume Seller’s right, title, interest, and obligations with respect to the Unrecorded Agreements pursuant to an Assignment and Assumption Agreement in a form reasonably acceptable to Seller and Buyer.

    (d)        Seller and Buyer acknowledge that the transaction contemplated by this Contract may be subject to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and it will be a condition to the Closing hereunder that the parties obtain such approvals as may be required under the HSR Act. The parties agree to cooperate in good faith in exchanging relevant information and filing in a timely manner any documents required under the HSR Act, and each party will bear its own costs, fees and expenses in making such filing, provided that any filing fees payable in connection with such filings shall be shared equally by Buyer and Seller. If any approval required under the HSR Act has not been received on or before six months from the date hereof, then this Contract shall automatically terminate, whereupon no party hereto will have any further rights or obligations hereunder, except as may otherwise be expressly provided herein. The Closing Date shall be extended to the extent necessary to obtain any required approvals under the HSR Act subject to the outside time limit as aforesaid and timely performance by each party under this paragraph.

    (e)        The obligations of Buyer to consummate the transaction contemplated by this Contract shall be subject to the approval of the execution and delivery of this Contract and authorization of Buyer’s performance of its obligations hereunder by the Board of Directors of Plum Creek Timber Company, Inc. (the “Company”). Such Board of Directors may approve or reject this Contract at any time through July 29, 2003. Unless the Buyer has previously terminated this Contract on or before July 29, 2003 pursuant to any express termination rights set forth in this Contract, then the contingency set forth in this Section 3(e) shall expire as of July 29, 2003. Buyer shall notify Seller in writing within one (1) business day if the Board of the Company either accepts or rejects approval of this Contract (the “Accept or Reject Notice”). The Accept or Reject Notice must be given not later than July 30, 2003 (the “Board Approval Contingency Expiration”). If the Board of the Company rejects approval of this Contract, this Contract shall be deemed terminated, and the Seller shall be entitled to retain one-half (1/2) of the Initial Deposit as its sole remedy and Buyer shall be entitled to a refund of the other one-half of the Initial Deposit. If the Board of the Company accepts this Contract, such notification shall be in the form of a resolution of the Board certified by the Secretary or the Assistant Secretary of the Company. Such notice may be given by facsimile as provided in Paragraph 19 hereof; provided that Buyer shall also provide an original notice to Seller by next day air delivery. If the Board of the Company accepts this Contract, the Buyer shall deliver an additional deposit (“Additional Deposit”) of Four Hundred Eighty Thousand and No/100 Dollars ($480,000.00) to the Escrow Agent within one business day after the Board Approval Contingency Expiration. If Buyer fails to provide the Accept or Reject Notice by the Board Approval Contingency Expiration, Buyer shall be deemed to have accepted this Contract.

3.     Conveyance; Title Matters; Contingencies [White Mountain Tree Farm Only]:

    (a)        Seller agrees to convey the Property at the Closing by a “Special Warranty Deed”, which warrants title only in connection with lawful claims arising because of Seller’s acts. Such conveyance shall be subject to the following matters: (i) encumbrances of record (but not including any mortgages or deeds of trust), (ii) current and subsequent taxes, (iii) recorded easements, restrictions, reservations, rights-of-way, roadways, mineral rights or reservations previously reserved by Seller’s predecessors in interest, oil, gas or other mineral leases, and other recorded leases, and (iv) all other matters which an accurate survey would show applicable to or affecting the Property; provided, however, that Buyer may raise such matters as objections to title within the time period provided in paragraph 3(b) below. Real Estate taxes and any lease rentals shall be prorated to the date of Closing, with the Buyer responsible for any taxes accruing or due and payable after the Closing contemplated herein. For any property located in Maine, commercial forestry excise taxes shall be prorated at closing, based on the period of the assessment and the amount of the most recent tax bill for the same received by Seller shall be the basis for that proration, with no post-closing adjustment.

    (b)        Buyer may make such title search as it deems necessary and adequate to determine the condition of the title to the Property. Such title examination shall be at Buyer’s expense. Seller, within ten (10) days after its execution of this contract, shall provide Buyer with a deed description, title information which it has on hand, survey plats and other information which would be helpful to the title examiner, provided that Seller shall furnish such requested material and information only to the extent available to and then in the possession of Seller and further provided that Seller shall have no responsibility or liability in connection therewith, it being understood that Buyer is relying solely upon the title search ordered by it and the final title evidence issued as a result of said title search. The results of Buyer’s title search shall be in the form of an abstract of title, attorney’s title opinion, or title binder for an owner’s title insurance policy, at the sole discretion of Buyer. The results of the title examination shall be furnished to Seller within three (3) business days after receipt by Buyer. Buyer shall have until August 1, 2003 to make any title objections to Seller. Seller shall have sixty (60) days from receipt of any such title objections to cure same or provide affirmative title coverage insuring against loss or damage arising from the same, or Seller may elect not to cure same and return the Deposit within fifteen (15) days of receipt of objections; and this Contract shall thereupon terminate. The Closing Date shall be extended for any applicable cure periods under this paragraph. Buyer shall be deemed to have accepted any title objection for which Buyer fails to object to within the time period set forth herein except for matters thereafter placed upon the title. In the event Seller elects to cure the same or provide affirmative coverage and is unable to do so prior to closing, either party may terminate this Contract, the Deposit shall be returned to Buyer, and thereafter the parties shall be relieved of all obligations and liability hereunder; provided, however, that the Seller, as part of Seller’s cure hereunder, may delete a parcel which is the subject of a title objection from the purchase under this Contract with the Purchase Price being reduced by an amount equal to the product of the average price per acre (which is $306.00 per acre) multiplied by the number of acres of the parcel deleted as a result of Buyer’s title objection and if the affected area of the parcel is not large enough to constitute a marketable parcel, Seller shall be entitled to enlarge the area to constitute a “marketable parcel” as reasonably determined by Seller and Buyer subject to compliance with any applicable subdivision laws (with Seller being entitled to subdivide the property to comply with such subdivision laws). In addition, Seller shall be entitled to reserve easements for access and utilities to such affected parcel. The deletion of the affected parcel and adjustment of the Purchase Price shall constitute a cure by Seller of Buyer’s title objection as to such parcel.

    (c)        Within ten (10) days after its execution of this Contract, Seller shall provide to Buyer a schedule and copies of any and all lease agreements, permits, timber cutting contracts or other unrecorded documents which affect or encumber the Property that will remain in effect as of and after Closing (the “Unrecorded Agreements”). At Closing, Seller shall assign and Buyer shall assume Seller’s right, title, interest, and obligations with respect to the Unrecorded Agreements pursuant to an Assignment and Assumption Agreement in a form reasonably acceptable to Seller and Buyer.

    (d)        Seller and Buyer acknowledge that the transaction contemplated by this Contract may be subject to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and it will be a condition to the Closing hereunder that the parties obtain such approvals as may be required under the HSR Act. The parties agree to cooperate in good faith in exchanging relevant information and filing in a timely manner any documents required under the HSR Act, and each party will bear its own costs, fees and expenses in making such filing, provided that any filing fees payable in connection with such filings shall be shared equally by Buyer and Seller. If any approval required under the HSR Act has not been received on or before six months from the date hereof, then this Contract shall automatically terminate, whereupon no party hereto will have any further rights or obligations hereunder, except as may otherwise be expressly provided herein. The Closing Date shall be extended to the extent necessary to obtain any required approvals under the HSR Act subject to the outside time limit as aforesaid and timely performance by each party under this paragraph.

    (e)        The obligations of Buyer to consummate the transaction contemplated by this Contract shall be subject to the approval of the execution and delivery of this Contract and authorization of Buyer’s performance of its obligations hereunder by the Board of Directors of Plum Creek Timber Company, Inc. (the “Company”). Such Board of Directors may approve or reject this Contract at any time through July 29, 2003. Unless the Buyer has previously terminated this Contract on or before July 29, 2003 pursuant to any express termination rights set forth in this Contract, then the contingency set forth in this Section 3(e) shall expire as of July 29, 2003. Buyer shall notify Seller in writing within one (1) business day if the Board of the Company either accepts or rejects approval of this Contract (the “Accept or Reject Notice”). The Accept or Reject Notice must be given not later than July 30, 2003 (the “Board Approval Contingency Expiration”). If the Board of the Company rejects approval of this Contract, this Contract shall be deemed terminated, and the Seller shall be entitled to retain the full Deposit as its sole remedy. If the Board of the Company accepts this Contract, such notification shall be in the form of a resolution of the Board certified by the Secretary or the Assistant Secretary of the Company. Such notice may be given by facsimile as provided in Paragraph 19 hereof; provided that Buyer shall also provide an original notice to Seller by next day air delivery. If Buyer fails to provide the Accept or Reject Notice by the Board Approval Contingency Expiration, Buyer shall be deemed to have accepted this Contract.

4. Closing : [Greenwood Tract Only]

        The Closing shall be accomplished through an Escrow established with the Escrow Agent. The Closing contemplated herein shall mean the point at which all documents and funds required to close, including signed Escrow Instructions from Buyer and Seller, have been received by Escrow Agent. The Purchase Price shall be adjusted at Closing by the proration of taxes and prepaid rents. The Closing date shall be October 10, 2003; provided, however, if the Closing does not occur by October 10, 2003, then this Contract shall terminate effective that date, unless the date of Closing is extended (a) pursuant to other provisions of this Contract, or (b) in writing by mutual agreement at least ten (10) days prior to the aforesaid termination date. THE PARTIES AGREE THAT TIME IS OF THE ESSENCE WITH RESPECT TO THIS CONTRACT.

4. Closing: [Kedron Tract and White Mountain Tree Farm Only]

        The Closing shall be accomplished through an Escrow established with the Escrow Agent. The Closing contemplated herein shall mean the point at which all documents and funds required to close, including signed Escrow Instructions from Buyer and Seller, have been received by Escrow Agent. The Purchase Price shall be adjusted at Closing by the proration of taxes and prepaid rents. The Closing date shall be September 10, 2003; provided, however, if the Closing does not occur by September 10, 2003, then this Contract shall terminate effective that date, unless the date of Closing is extended (a) pursuant to other provisions of this Contract, or (b) in writing by mutual agreement at least ten (10) days prior to the aforesaid termination date. THE PARTIES AGREE THAT TIME IS OF THE ESSENCE WITH RESPECT TO THIS CONTRACT.

5. Deposit:

        The deposit is delivered to Seller to evidence Buyer’s good faith. Parties acknowledge that Deposit is held in an interest bearing escrow account with interest accruing to benefit of Buyer. It is understood and agreed that same will be returned to the Buyer in the event Seller does not execute this Contract. In the event that the Closing contemplated herein occurs, the Deposit, at the Closing shall be returned to Buyer or credited to the Purchase Price. SUBJECT TO THE CONTINGENCIES CONTAINED IN PARAGRAPH 3 HEREOF, IN THE EVENT THAT THE CLOSING DOES NOT OCCUR AS A RESULT OF THE FAULT OF THE BUYER, SELLER SHALL RETAIN THE DEPOSIT AS A MEASURE OF LIQUIDATED DAMAGES; PROVIDED, HOWEVER, THAT FOLLOWING THE BOARD APPROVAL CONTINGENCY EXPIRATION (AS DEFINED IN SECTION 3(E) ABOVE), the SELLER SHALL BE ENTITLED TO AN ACTION AGAINST BUYER FOR SPECIFIC PERFORMANCE OF THIS CONTRACT AS AN ALTERNATIVE REMEDY INSTEAD OF RETAINING THE DEPOSIT. THE FOREGOING REMEDIES SHALL SERVE AS SELLER’S SOLE AND EXCLUSIVE REMEDIES HEREUNDER, IT BEING FURTHER UNDERSTOOD AND AGREED THAT IT WOULD OTHERWISE BE IMPOSSIBLE OR IMPRACTICABLE TO MEASURE THE ACTUAL DAMAGES CAUSED TO OR SUFFERED BY THE SELLER DUE TO THE FAILURE OF THE CLOSING TO OCCUR. IN THE EVENT OF A DEFAULT BY SELLER HEREUNDER, BUYER SHALL BE ENTITLED TO A REFUND OF ITS DEPOSIT AND AN ACTION AGAINST SELLER FOR SPECIFIC PERFORMANCE AS BUYER’S SOLE AND EXCLUSIVE REMEDIES HEREUNDER.

6. Possession:

        Buyer shall obtain possession of the Property upon the Closing of this Contract, subject to all the matters described in Paragraph 3 hereof.

7. Acreage:

        Seller is selling the Property by the tract or parcel only, it being understood and agreed that the acreage of the Property is not guaranteed or warranted in any way by Seller.

8. Assignment; Direct Deeding:

        Except as expressly set forth below, this Contract shall not be assigned or encumbered, or otherwise transferred in any way, by Buyer without the prior written consent of Seller, and shall not be recorded in any County records or other office where public records are maintained. Buyer may assign its rights and obligations under this Contract to effectuate a like-kind exchange of real property pursuant to Section 1031(a) of the Internal Revenue Code 1986 as amended and the parties agree to cooperate with each other in effecting such an exchange and will execute the necessary documentation for an exchange. Following any such assignment Buyer shall remain liable for the performance of Buyer’s obligations hereunder and any such assignment and activities relating thereto cannot extend closing. Any expenses incurred by Seller in connection with such assignment activity will be paid to Seller by Buyer. In addition, Seller agrees that Buyer may allocate the Property in its sole discretion between various affiliates of Buyer or entities managed by Buyer or its affiliates and cause Seller to deed such Property directly to such affiliates or entities as long as Buyer remains obligated for the performance of this Contract. Seller shall not incur any additional cost or liability by reason of the this Section 8, and Buyer shall give Seller at least ten days prior notice before Closing of the identity of the grantees of the Deeds.

9. Bankruptcy:

        Seller shall not be obligated or under any duty to close this transaction in the event of the filing of any bankruptcy or insolvency petition or action by or against Buyer.

10. Condition of Property: [Greenwood Tract Only]

    (a)        Seller agrees that it shall not encumber or dispose any portion of the Property between the date hereof and the time of Closing except as provided below and shall immediately cease any active timber harvesting operations on the Property (other than timber harvesting pursuant to the timber harvesting rights contemplated by Section 1(b) hereof and listed on Exhibit D and contemplated by Section 1(c) hereof and listed on Exhibits G and H). Seller further agrees to refrain from any use of the Property for any purpose or in any manner, or entering into any agreement for any purposes, which would adversely affect the value of the Property. Buyer and Seller acknowledge that there is the possibility of one small land sale that may be required by the State as listed on Exhibit E (less than 10 acres), and if the applicable contract closes before Closing, the Buyer will get a credit in the amount of the gross sale price for such property and if the contract extends past Closing, Buyer will assume such contract as part of the Unrecorded Agreements. Buyer and Seller acknowledge that certain easements or leases or similar items are pending as set forth on Exhibit I which may be completed prior to Closing.

    (b)        Buyer agrees that it has inspected and is thoroughly familiar with the Property and is acquiring the Property in its “as is” condition. Buyer understands and agrees that Seller has not made and makes no representations or warranties of any kind (except as expressly set forth in Section 12) with respect to the condition of the Property or the fitness, suitability or acceptability of the Property for any particular use or purpose; and Seller shall not be liable for any latent or patent defects therein. Seller shall have no obligation to repair or make any improvements to the condition of the Property prior to Closing. Buyer has released Seller for such matters as described in Section 12(d) below.

10. Condition of Property: [Kedron Tract Only]

    (a)        Seller agrees that it shall not encumber or dispose any portion of the Property between the date hereof and the time of Closing except as provided below and shall immediately cease any active timber harvesting operations on the Property (other than timber harvesting pursuant to the timber harvesting rights contemplated by Section 1(b) hereof and listed on Exhibit D and contemplated by Section 1(c) hereof and listed on Exhibits G and H). Seller further agrees to refrain from any use of the Property for any purpose or in any manner, or entering into any agreement for any purposes, which would adversely affect the value of the Property. Buyer and Seller acknowledge that there is the possibility of one small land sale that may be required by the State as listed on Exhibit E, and if the applicable contract closes before Closing, the Buyer will get a credit in the amount of the gross sale price for such property and if the contract extends past Closing, Buyer will assume such contract as part of the Unrecorded Agreements. Buyer and Seller acknowledge that certain easements or leases or similar items are pending as set forth on Exhibit I which may be completed prior to Closing.

    (b)        Buyer agrees that it has inspected and is thoroughly familiar with the Property and is acquiring the Property in its “as is” condition. Buyer understands and agrees that Seller has not made and makes no representations or warranties of any kind (except as expressly set forth in Section 12) with respect to the condition of the Property or the fitness, suitability or acceptability of the Property for any particular use or purpose; and Seller shall not be liable for any latent or patent defects therein. Seller shall have no obligation to repair or make any improvements to the condition of the Property prior to Closing. Buyer has released Seller for such matters as described in Section 12(d) below.

10. Condition of Property: [White Mountain Tree Farm Tract Only]

    (a)        Seller agrees that it shall not encumber or dispose any portion of the Property between the date hereof and the time of Closing except as provided below and shall immediately cease any active timber harvesting operations on the Property. Seller further agrees to refrain from any use of the Property for any purpose or in any manner, or entering into any agreement for any purposes, which would adversely affect the value of the Property.

    (b)        Buyer agrees that it has inspected and is thoroughly familiar with the Property and is acquiring the Property in its “as is” condition. Buyer understands and agrees that Seller has not made and makes no representations or warranties of any kind (except as expressly set forth in Section 12) with respect to the condition of the Property or the fitness, suitability or acceptability of the Property for any particular use or purpose; and Seller shall not be liable for any latent or patent defects therein. Seller shall have no obligation to repair or make any improvements to the condition of the Property prior to Closing. Buyer has released Seller for such matters as described in Section 12(d) below.

    (c)        For any property located in Maine, Buyer acknowledges that timber harvesting activities may have been conducted on the Property. In accordance with the Maine Forest Practices Act (12 M.R.S.A. ’ 8869(6)), Seller hereby discloses to Buyer, and Buyer hereby acknowledges, that Buyer is responsible for complying with all applicable regeneration standards adopted pursuant to that Act, including those contained in Maine Forest Service Rules Chapter 20. In the event Buyer does not fulfill its obligations, if any, with respect to regeneration requirements applicable to the Property, Buyer agrees to promptly pay or reimburse Seller for any liability imposed upon Seller as a result of such noncompliance. This obligation of Buyer shall survive closing.

11. Environmental Audit:

    (a)        Seller, within ten (10) days after its execution of this Contract, shall provide Buyer with copies of any environmental audits, assessments or reports pertaining to the Property in the possession of the Seller, provided that Seller shall have no responsibility or liability in connection therewith.

    (b)        Buyer, its agents and representatives, shall have the right, from the date hereof until thirty (30) days from the date Buyer receives the materials described in subparagraph (a) above, to go on the Property at reasonable times to conduct an environmental audit and other land, soil and engineering inspections, tests and feasibility studies (“Buyer’s Environmental Evaluation”). In the event the Buyer’s Environmental Evaluation reveals a commercially reasonable adverse environmental condition (other than promiscuous dumps containing household refuse and white goods of one-half (½) acre or less) existing upon the Property, then Buyer shall notify Seller of any such adverse environmental condition within 10 days after the end of the foregoing 30 day period and Buyer shall have the right to obtain a survey of the areas affected (at Buyer’s expense) and delete the affected acreage from Closing; provided, however, if the affected area is not large enough to constitute a marketable parcel, Seller shall have the right to enlarge the area to constitute a “marketable parcel” as reasonably determined by Seller and Buyer subject to compliance with any applicable subdivision laws (with Seller being entitled to subdivide the property to comply with such subdivision laws). In addition, Seller shall be entitled to reserve easements for access and utilities to such affected parcel. The Purchase Price will be reduced by an amount equal to the product of the average price per acre multiplied by the number of acres deleted by Buyer (subject to expansion to a marketable parcel, as aforesaid) as a result of Buyer’s Environmental Evaluation.

12. Representations and Warranties; Release:

    (a)        Seller hereby warrants and represents to Buyer as follows:

    (i)       Seller is a limited liability company duly formed and validly existing under the laws of the State of Delaware and is duly qualified to do business in the State of South Carolina and is in good standing in the State of South Carolina, and Seller has the full capacity, power and authority to enter into this Contract and fully perform its obligations hereunder [Greenwood Tract Only].

    (i)        Seller is a limited liability company duly formed and validly existing under the laws of the State of Delaware and is duly qualified to do business in the State of Arkansas and is in good standing in the State of Arkansas, and Seller has the full capacity, power and authority to enter into this Contract and fully perform its obligations hereunder [Kedron Tract Only].

    (i)        Seller is a limited liability company duly formed and validly existing under the laws of the State of Delaware and is duly qualified to do business in the State of New Hampshire and is in good standing in the State of New Hampshire, and Seller has the full capacity, power and authority to enter into this Contract and fully perform its obligations hereunder [White Mountain Tree Farm Only].

(ii) This Contract and the performance hereof by Seller will not contravene any law or contractual restriction binding on Seller.

    (iii)        Except as set forth in Paragraph 3(d), no consent, approval, order or authorization of any court or other governmental entity is required to be obtained by Seller in connection with the execution and delivery of this Contract or the performance hereof by Seller.

    (iv)        This Contract has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors’ rights generally and the discretion of the courts with respect to equitable remedies.

    (v)        Seller has made available for Buyer’s review, correct and complete copies of the Unrecorded Agreements; to the Knowledge (as hereinafter defined) of Seller, other than the Unrecorded Agreements and the Permitted Encumbrances, there are no material leases, subleases, contracts, licenses or permits pursuant to which any person other than Seller has the right to use or occupy any of the Property; and to the Knowledge of Seller, there are no existing defaults under any of the Unrecorded Agreements.

    (vi)        To the Knowledge of Seller, except as set forth on Exhibit E, there is no pending or threatened action, suit or proceeding (including any condemnation or eminent domain proceeding) before any court, governmental agency or arbitrator that could materially and adversely affect the Property [Greenwood and Kedron Tracts Only].

    (vi)        To the Knowledge of Seller, there is no pending or threatened action, suit or proceeding (including any condemnation or eminent domain proceeding) before any court, governmental agency or arbitrator that could materially and adversely affect the Property. [White Mountain Tree Farm Only]

    (vii)        Except as set forth in the Unrecorded Agreements or on Exhibits D, G and H, Seller has not entered into any agreement whereby a person other than Seller has any right to conduct timbering operations on the Property or any right, title or interest in or to any standing timber located on the Property and to the Knowledge of Seller, no other such agreements exist. [Greenwood and Kedron Tracts Only]

    (vii)        Except as set forth in the Unrecorded Agreements, Seller has not entered into any agreement whereby a person other than Seller has any right to conduct timbering operations on the Property or any right, title or interest in or to any standing timber located on the Property and to the Knowledge of Seller, no other such agreements exist. [White Mountain Tree Farm Only]

    (viii)        To the Knowledge of Seller, except as set forth in the Environmental Reports described on Exhibit F or as otherwise set forth on Exhibit F, (x) the Property has not at any time been used for the generation, transportation, management, handling, treatment, storage, manufacture, emission disposal, release or deposit of any hazardous substances or fill or other material containing hazardous substances in material violation of levels permitted under applicable laws; (y) there are no underground storage tanks on the Property; and (z) Seller has not received written notification from any third party, including but not limited to any governmental agency, alleging that the Property is not materially in compliance with applicable environmental laws. [Greenwood and Kedron Tracts Only]

    (viii)        To the Knowledge of Seller, except as set forth in the Environmental Reports described on Exhibit B or as otherwise set forth on Exhibit B, (x) the Property has not at any time been used for the generation, transportation, management, handling, treatment, storage, manufacture, emission disposal, release or deposit of any hazardous substances or fill or other material containing hazardous substances in material violation of levels permitted under applicable laws; (y) there are no underground storage tanks on the Property; and (z) Seller has not received written notification from any third party, including but not limited to any governmental agency, alleging that the Property is not materially in compliance with applicable environmental laws. [White Mountain Tree Farm Only]

    (ix)        To the Knowledge of Seller, the Timber Deed rights are valid and binding, enforceable in accordance with the terms of the Timber Deed, and is in full force and effect. Seller has not received written notice of existing defaults with respect to the Timber Deed. [Greenwood Tract Only]

    (x)        Except for matters disclosed on Exhibits D, E, G, H and I, no Property or any portion thereof has been sold, disposed of, or encumbered since the January Inventory, and no contract of sale exists for the sale, disposition or encumbrance of any of the Property [Greenwood and Kedron Tracts Only].

    (x)        No Property or any portion thereof has been sold, disposed of, or encumbered since the January Inventory, and no contract of sale exists for the sale, disposition or encumbrance of any of the Property [White Mountain Tree Farm Only].

    (b)        Buyer hereby warrants and represents to Seller as follows:

    (i)        Plum Creek Timberlands, L.P. is a limited partnership; Plum Creek Marketing, Inc. is a corporation; and Plum Creek Land Company is a corporation, each of which is duly formed and validly existing under the laws of the State of Delaware and each has the full capacity, power and authority to enter into this Contract and fully perform its obligations hereunder [Greenwood and Kedron Tracts Only].

    (i)        Plum Creek Maine Timberlands, LLC is a limited liability company; Plum Creek Maine Marketing, Inc. is a corporation; and Plum Creek Land Company is a corporation, each of which is duly formed and validly existing under the laws of the State of Delaware and each has the full capacity, power and authority to enter into this Contract and fully perform its obligations hereunder. [White Mountain Tree Farm Only]

(ii) This Contract and the performance hereof by Buyer will not contravene any law or contractual restriction binding on Buyer.

    (iii)        Except as set forth in Paragraph 3(d), no consent, approval, order or authorization of any court or other governmental entity is required to be obtained by Buyer in connection with execution and delivery of this Contract or the performance hereof by Buyer.

    (iv)        Subject to the contingencies in Paragraph 3(e) (which contingency shall be deemed removed from this representation and warranty upon the expiration of such contingency as stated in Section 3(e)), this Contract has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors’ rights generally and the discretion of the courts with respect to equitable remedies.

    (c)        For the purpose of this Contract, the term “to the Knowledge of Seller” shall be defined as the present, actual knowledge (without the requirement of further investigation) of the following listed officers and employees of Seller, Hancock Natural Resource Group and Resource Management Services, Inc.: David Kimbrough (HNRG Employee since 1994); Ed Sweeten (RMS Office Manager), Harold Arrington (Managing Field Forester, RMS) and Steve Krietemeyer (Managing Field Forester, RMS). The representations and warranties of Seller and Buyer herein shall survive the Closing for a period of two (2) years [Greenwood Tract Only].

    (c)        For the purpose of this Contract, the term “to the Knowledge of Seller” shall be defined as the present, actual knowledge (without the requirement of further investigation) of the following listed officers and employees of Seller, Hancock Natural Resource Group and Resource Management Services, Inc.: David Kimbrough (HNRG Employee since 1994); Ed Sweeten (RMS Office Manager) and Jim Hefley (Managing Field Forester, RMS). The representations and warranties of Seller and Buyer herein shall survive the Closing for a period of two (2) years [Kedron Tract Only].

    (c)        For the purpose of this Contract, the term “to the Knowledge of Seller” shall be defined as the present, actual knowledge (without the requirement of further investigation) of the following listed officers and employees of Seller, Hancock Natural Resource Group and Wagner Forest Management Ltd.: David Kimbrough (HNRG Employee since 1994); Henry Whittemore (HNRG) and Frosty Sobetzer (Managing Field Forester, Wagner Forest Management). The representations and warranties of Seller and Buyer herein shall survive the Closing for a period of two (2) years [White Mountain Tree Farm Only].

    (d)        Except with respect to a breach of Seller’s representations and warranties contained in Paragraph 12 (a) above and the warranties contained in the Special Warranty Deed, Buyer hereby releases Seller and its agents, representatives and employees from any and all claims Buyer may discover after Closing that relate to:

(i) The condition of the Property at any time, before or after Closing, including without limitation, the presence of any hazardous substance; and

(ii) Any other matter pertaining to the Property.

13. Risk of Loss or Damage:

    (a)        Buyer shall bear the risk of loss or damage to the Property and improvements thereon from any cause whatsoever, or condemnation of any portion of the Property, prior to Closing, if, but only if, such loss, damage or condemnation does not cause a reduction in the value of the Property of greater than 2%, it being assumed for purposes of this computation that the value of the Property is equal to the Purchase Price specified in Paragraph 1 hereof. Notwithstanding the occurrence of any such loss, damage or condemnation, Buyer and Seller shall complete the Closing described in Paragraph 4 hereof, without adjustment of Purchase Price.

    (b)        Seller shall bear the risk of loss or damage to the Property and improvements thereon from any cause whatsoever, or condemnation of any portion of the Property, prior to Closing if, but only if, such loss, damage or condemnation causes a reduction in the value of the Property of greater than 2%, it being assumed for purposes of this computation that the value of the Property is equal to the Purchase Price specified in Paragraph 1 hereof. In the event of such loss, damage, or condemnation prior to Closing which is greater than two percent, Buyer, at its election, may terminate this Contract without any further liability of either party to the other, except that Seller shall direct the Escrow Agent to refund the Deposit to Buyer. If Buyer fails to terminate this Contract pursuant to the preceding sentence within five (5) days after the determination of the reduction in value of the Property, then Buyer shall be deemed to have waived such termination right and Buyer and Seller shall complete the Closing described in Paragraph 4 hereof without adjustment of Purchase Price.

    (c)        In the event it shall become necessary, pursuant to Paragraph 1(b), 1(c) or subparagraphs (a) or (b) of this Paragraph 13, to determine the amount of any change in the value of the Property, and Seller and Buyer are unable to agree on the amount of such change within ten (10) days after the occurrence of such loss, damage or condemnation (or, with respect to paragraph 1(b) or 1(c), within 10 days after the dispute arises), then such determination shall be made by an independent professional forestry consultant who has no less than 10 years’ experience in the practice of forestry in the general area of the Property. Such consultant shall be appointed by Seller with the approval of Buyer, which approval cannot be unreasonably withheld. The decision of such consultant shall be final and binding on both parties, and the costs of such determination shall be divided equally between Buyer and Seller. The date of Closing shall be extended to the extent reasonably necessary to permit the determination of the amount of any change in the value of the Property and/or to permit any election made pursuant to the provisions of this Paragraph 13. [Greenwood and Kedron Tracts Only]

    (c)        In the event it shall become necessary, pursuant to subparagraphs (a) or (b) of this Paragraph 13, to determine the amount of any change in the value of the Property, and Seller and Buyer are unable to agree on the amount of such change within ten (10) days after the occurrence of such loss, damage or condemnation, then such determination shall be made by an independent professional forestry consultant who has no less than 10 years’ experience in the practice of forestry in the general area of the Property. Such consultant shall be appointed by Seller with the approval of Buyer, which approval cannot be unreasonably withheld. The decision of such consultant shall be final and binding on both parties, and the costs of such determination shall be divided equally between Buyer and Seller. The date of Closing shall be extended to the extent reasonably necessary to permit the determination of the amount of any change in the value of the Property and/or to permit any election made pursuant to the provisions of this Paragraph 13.  [White Mountain Tree Farm Only]

14. Public Announcements:

        Except as may be expressly required by federal or state statute, rule or regulation, prior to closing, Seller shall not make any public announcement or public disclosure relating to this Contract, without the prior consent of Buyer as to the content and timing of such announcement or disclosure, which consent shall not be unreasonably withheld, conditioned or delayed. Buyer may make any public announcement or public disclosure relating to this Contract, provided that Seller is given five (5) business days prior notice of such announcement or disclosure, such disclosure does not identify [Third Party Investor] in any manner and such disclosure is subject to the prior written approval of Seller, not to be unreasonably withheld, conditioned or delayed.

15. Broker:

        Buyer agrees to indemnify and hold Seller harmless from any commission, broker’s fee, finder’s fee or other payment by reason of action by the Buyer. Seller agrees to indemnify and hold Buyer harmless from any commission, broker’s fee, finder’s fee or other payment by reason of action by the Seller.

16. Acceptance of Deed:

        The acceptance of the Special Warranty Deed by Buyer shall be deemed to be a full performance and discharge of every agreement and obligation of Seller herein contained and expressed, except where specifically provided otherwise herein.

17. Effective Date:

        This Contract shall become effective and in full force only when duly and properly executed, authorized and delivered by the parties hereto.

18. Miscellaneous:

        This Contract may be changed, waived, discharged or terminated only by an instrument in writing, signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The laws of the State in which the Property is located shall govern the interpretation, construction, validity and enforceability of this Contract as it relates to the Property. The headings in this Contract are for purposes of reference only and shall not limit or define the meanings thereof. The terms Buyer and Seller, together with any pronoun used in connection therewith, wherever used in this Contract shall include the singular and plural and the masculine and feminine, so far as the context may permit or require. This Contract shall inure to and be binding upon heirs, successors and assigns of the parties hereto, subject to the terms hereof. Buyer may look only to the assets of Seller for satisfaction of any claims and not to the assets of any members or manager of Seller. Buyer hereby agrees to assume all liability for and shall indemnify Seller and Resource Management Service, Inc. against any and all damages, claims, demands, or causes of action, of every kind, nature and description, whatsoever, arising out of or in any way connected with Buyer’s due diligence process, except where such claims, liabilities or damages arise out of the gross negligence or willful misconduct of the indemnified parties, their respective officers, agents and employees.

19.     Notices:

        Any and all notices, elections and communications required or permitted by this Contract will be made or given in writing and will be delivered in person, sent by reputable overnight courier or facsimile, or sent by postage prepaid United States mail, certified or registered, return receipt requested, to the other parties at the addresses set forth below, or such other address as may be furnished by notice in accordance with this paragraph. The date of notice given by personal delivery will be the date of such delivery. The effective date of notice by overnight courier or facsimile or by mail will be the date such notice is received by the addressee.

Seller:	GREAT EASTERN TIMBER COMPANY L.L.C.
c/o Hancock Natural Resource Group, Inc., its Manager
15720 John J. Delaney Drive, Suite 203
Charlotte, NC 28277
Attention: David Kimbrough
Manager, Land Sales and Asset Evaluation
Telephone: (704) 540-4102
Email: dkimbrough@hnrg.com

with a copy to:	Womble Carlyle Sandridge & Rice, PLLC One West Fourth Street Winston-Salem, NC 27101 Attention: Hardin G. Halsey, Esq. Telephone: 336-721-3511 Telecopy: 336-733-8397 Email: hhalsey@wcsr.com

with a copy to:	John Hancock Financial Services, Inc.
Law Department
200 Clarendon Street
Boston, MA 02117
Attention: Thomas S. O'Keefe, Esq.
Senior Counsel
Telephone: 617-572-9244
Telecopy: 617-572-9268
Email: tokeefe@jhancock.com

Buyer:	Plum Creek Timberlands, L.P. [Greenwood and Kedron Tracts]
999 Third Avenue, Suite 2300
Seattle, WA 98104
Attn: James A. Kraft, Sr. Vice President,
General Counsel and Secretary
Facsimile: 206-467-3799

Plum Creek Marketing, Inc. [Greenwood and Kedron Tracts]
999 Third Avenue, Suite 2300
Seattle, WA 98104
Attn: James A. Kraft, Sr. Vice President,
General Counsel and Secretary
Facsimile: 206-467-3799

Buyer:	Plum Creek Maine Timberlands, LLC [White Mountain Tree Farm]
999 Third Avenue, Suite 2300
Seattle, WA 98104
Attn: James A. Kraft, Sr. Vice President,
General Counsel and Secretary
Facsimile: 206-467-3799

Plum Creek Maine Marketing, Inc. [White Mountain Tree Farm]
999 Third Avenue, Suite 2300
Seattle, WA 98104
Attn: James A. Kraft, Sr. Vice President,
General Counsel and Secretary
Facsimile: 206-467-3799

Plum Creek Land Company
999 Third Avenue, Suite 2300
Seattle, WA 98104
Attn: James A. Kraft, Sr. Vice President,
General Counsel and Secretary
Facsimile: 206-467-3799

20.    Escrow Agent:

        The duties of Escrow Agent will be as follows:

    (i)        During the term of this Contract, Escrow Agent will hold and deliver the Deposit in accordance with the terms and provisions of this Contract.

    (ii)        If this Contract is terminated by the mutual written agreement of Seller and Buyer, or if Escrow Agent is unable to determine at any time to whom the Deposit should be delivered, or if a dispute develops between Seller and Buyer concerning to whom the Deposit should be delivered, then in any such event, Escrow Agent will request joint written instructions from Seller and Buyer and will deliver the Deposit in accordance with such joint written instructions. In the event that such written instructions are not received by Escrow Agent within ten (10) days after Escrow Agent has served a written request for instructions upon Seller and Buyer, the Escrow Agent will have the right to pay the Deposit into a court of competent jurisdiction and interplead Seller and Buyer in respect thereof, and thereafter Escrow Agent will be discharged of any obligations in connection with this Contract.

    (iii)        If costs or expenses are incurred by Escrow Agent because of litigation or a dispute between Seller and Buyer arising out of the holding of the Deposit in escrow, then the party that does not prevail in such litigation or dispute will pay Escrow Agent such costs and expenses. Except for such costs and expenses, no fee or charge will be due or payable to Escrow Agent for its services as escrow holder in the event of such dispute.

    (iv)        By joining herein, Escrow Agent undertakes only to perform the duties and obligations imposed upon it under the terms of this Contract and expressly does not undertake to perform any of the other covenants, terms and provisions incumbent upon Seller and Buyer hereunder.

        THIS CONTRACT is hereby duly executed in duplicate by Buyer and Seller on the date first-above written [Greenwood and Kedron Tracts Only].

BUYER:	SELLER:

PLUM CREEK TIMBERLANDS, L.P.	GREAT EASTERN TIMBER COMPANY LLC

By: Plum Creek Timber I, L.L.C., its general partner	By: Hancock Natural Resource Group, Inc., its Manager

BY:____________________________ Name: Title:	BY:_____________________________ Name: Title:

PLUM CREEK MARKETING, INC.

By: ____________________________ Name: Title:

PLUM CREEK LAND COMPANY

By: _____________________________ Name: Title:

        THIS CONTRACT is hereby duly executed in duplicate by Buyer and Seller on the date first-above written [White Mountain Tree Farm Only].

BUYER:	SELLER

PLUM CREEK MAINE TIMBERLANDS, LLC	GREAT EASTERN TIMBER COMPANY LLC
By: Hancock Natural Resource Group, Inc., its Manager

By: ____________________________ Name: Title:	BY:_____________________________ Name: Title:

PLUM CREEK MAINE MARKETING, INC.

BY:____________________________ Name: Title:

PLUM CREEK LAND COMPANY

By: _____________________________ Name: Title:

The undersigned representative of the Escrow Agent hereby acknowledges receipt of Buyer’s tender of the Deposit and acknowledges and agrees to perform the duties of Escrow Agent under this Agreement. Buyer and Seller agree that receipt by Escrow Agent of Buyer’s tender of the Deposit does not create a binding Contract and that this Contract is not binding upon Seller until it is executed by Seller and a signed copy is returned to Buyer.

________________Title Insurance Company,
as Escrow Agent

By:__________________________________ Title:________________________________	______________________________ DATE

This is a Great Eastern Timber Company, LLC compliant sales contract. (initial-Hancock Representative)

INDEX OF OMITTED EXHIBITS

A.	Compartment Lists [Greenwood and Kedron Tracts Only]
A.	Legal Descriptions [White Mountain Tree Farm Only]
B.	Timber Deed [Greenwood Tract Only]
B.	Environmental Reports [White Mountain Tree Farm Only]
C.	Building [Greenwood Tract Only]
D.	Active Timber Sale Contracts - Pay as Cut
E.	Parcel Sales which may be required by State, Legal Proceedings, Condemnation and Claims [Greenwood and Kedron Tracts Only]
F.	Description of Environmental Reports, Summaries and any Environmental Conditions Known to Seller [Greenwood and Kedron Tracts Only]
G.	Active Timber Sale Contracts - Advance Pay [Greenwood and Kedron Tracts Only]
H.	Additional Clearcut Contracts - Advance Pay [Greenwood and Kedron Tracts Only]
I.	Pending Easements, Leases and Other Matters [Greenwood Tract Only]

Plum Creek agrees that it will furnish to the Securities and Exchange Commission a copy of any of the following omitted exhibits and schedules upon request.